Exhibit 99.1

Strategic Education, Inc. Reports Second Quarter 2019 Results; Continued Strong Performance at Both Strayer University and Capella University One Year Since Merger

HERNDON, Va.--(BUSINESS WIRE)--July 31, 2019--Strategic Education, Inc. (SEI) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2019.

Karl McDonnell, Chief Executive Officer of SEI said, “We are particularly pleased with the strong second quarter results and the organization’s continued ability to execute as we mark the one year anniversary since closing our merger with Capella Education Company. Merger integration and synergies are on track, providing us with a solid foundation as we remain focused on delivering academic success and long-term economic mobility for our students and alumni.”

STRATEGIC EDUCATION, INC. CONSOLIDATED RESULTS

[Note: Strategic Education, Inc.’s financial results for any periods ended prior to August 1, 2018 do not include the financial results of Capella Education Company and are therefore not directly comparable.]

Three Months Ended June 30

  Revenue increased 113.8% to $245.1 million compared to $114.7 million for the same period in 2018.
  Income from operations was $27.6 million or 11.3% of revenue, compared to $4.2 million or 3.6% of revenue for the same period in 2018. Income from operations in 2019 includes $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $3.0 million in costs associated with the merger with Capella Education Company. Income from operations in 2018 included $6.2 million in charges resulting from the impairment of goodwill and intangible assets associated with The New York Code + Design Academy, and $2.8 million in costs associated with the merger with Capella Education Company. Adjusted income from operations, which is a non-GAAP financial measure and excludes the aforementioned expenses, was $46.0 million in 2019 compared to $13.2 million for the same period in 2018. The adjusted operating income margin was 18.8% compared to 11.5% for the same period in 2018. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $24.4 million in 2019 compared to $5.2 million for the same period in 2018. Adjusted net income was $35.2 million compared to $9.9 million for the same period in 2018.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $54.1 million in 2019 compared to $9.1 million in 2018. Adjusted EBITDA was $60.3 million compared to $21.7 million for the same period in 2018.
  Diluted earnings per share was $1.10 compared to $0.46 for the same period in 2018. Adjusted diluted earnings per share increased to $1.59 from $0.87 for the same period in 2018. Diluted weighted average shares outstanding increased to 22,109,000 from 11,380,000 for the same period in 2018, due primarily to new shares issued to facilitate the merger with Capella Education Company.

Strayer University Segment Highlights

  The Strayer University segment is comprised of Strayer University, including its programs offered through the Jack Welch Management Institute.
  For the second quarter, student enrollment at Strayer University increased 11.5% to 52,253 compared to 46,868 for the same period in 2018. New student enrollment for the period increased 8.5% and continuing student enrollment for the period increased 12.2%.
  Revenue increased 13.2% to $128.9 million in the second quarter of 2019 compared to $113.9 million for the same period in 2018, driven primarily by higher second quarter enrollment.
  Income from operations increased to $24.6 million in the second quarter of 2019 from $14.3 million for the same period in 2018. The operating income margin was 19.1%, compared to 12.6% for the same period in 2018.
  During the second quarter of 2019, Strayer University opened a new campus in Killeen, Texas, and is planning to open two to three additional campuses through the remainder of 2019.

Capella University Segment Highlights

  The Capella University segment consists solely of Capella University.
  For the second quarter, student enrollment at Capella University increased 1.6% to 38,392 compared to 37,786 for the same period in 2018. New student enrollment for the period increased 7.8% and continuing student enrollment for the period increased 0.5%.
  FlexPath continued to be a significant driver of new and total enrollment growth in the second quarter of 2019, and is 30% of Capella University’s bachelor’s and master’s degrees total enrollment.
  Revenue was $112.2 million in the second quarter of 2019 and reflects higher enrollment and higher revenue-per-learner.
  Income from operations was $21.1 million in the second quarter of 2019, and the operating income margin was 18.8%.
  During the second quarter of 2019, the Company opened the first Capella University Campus Center in Atlanta, Georgia, and is on track to open a Capella University Campus Center, pending regulatory approval, in Orlando, Florida in the third quarter.

Non-Degree Programs Segment Highlights

  The non-degree programs segment includes Hackbright Academy, DevMountain, The New York Code + Design Academy, and Sophia.
  For the second quarter, revenue increased to $4.0 million from $0.8 million for the same period in 2018, primarily due to the inclusion of revenue from DevMountain, Hackbright Academy, and Sophia.
  Income from operations was $0.3 million in the second quarter of 2019 compared to a loss from operations of $1.1 million in the same period in 2018, and the operating income margin was 7.5%.

BALANCE SHEET AND CASH FLOW

At June 30, 2019, Strategic Education, Inc. had cash, cash equivalents, and marketable securities of $440.5 million, and no debt. For the first six months of 2019, cash provided by operations was $103.1 million compared to $30.0 million for the same period in 2018. Capital expenditures for the first six months of 2019 were $18.9 million compared to $8.6 million for the same period in 2018. Capital expenditures for 2019 are expected to be between $40 million and $45 million.

For the second quarter of 2019, consolidated bad debt expense as a percentage of revenue was 4.7%, compared to 5.8% for the same period in 2018.

COMMON STOCK CASH DIVIDEND

SEI announced today that it declared a regular, quarterly cash dividend of $0.50 per share of common stock. This dividend will be paid on September 16, 2019 to shareholders of record as of September 3, 2019.

CONFERENCE CALL WITH MANAGEMENT

SEI will host a conference call to discuss its second quarter 2019 earnings results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, Hackbright Academy, and The New York Code + Design Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance of SEI; SEI’s plans, strategies and prospects; and future events and expectations. The statements are based on SEI’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  SEI’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  the pace of growth of student enrollment;
  competitive factors;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions;
  risks relating to the timing of regulatory approvals;
  SEI’s ability to implement its growth strategy;
  the risk that the benefits of the merger with Capella Education Company, including expected synergies, may not be fully realized or may take longer to realize than expected;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of SEI’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in SEI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond SEI’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to SEI on the date they are made, and SEI undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2019	2018	2019
Revenues	$114,668	$245,110	$231,137	$491,618
Costs and expenses:
Instructional and support costs	69,299	130,704	137,751	264,754
General and administration	32,176	68,374	63,518	132,513
Amortization of intangible assets	—	15,417	—	30,834
Merger and integration costs	2,824	3,019	8,171	10,198
Impairment of intangible assets	6,185	—	6,185	—
Total costs and expenses	110,484	217,514	215,625	438,299
Income from operations	4,184	27,596	15,512	53,319
Other income	447	4,125	736	7,452
Income before income taxes	4,631	31,721	16,248	60,771
Provision (benefit) for income taxes	(557)	7,312	1,593	24,862
Net income	$5,188	$24,409	$14,655	$35,909
Earnings per share:
Basic	$0.48	$1.12	$1.36	$1.66
Diluted	$0.46	$1.10	$1.29	$1.63
Weighted average shares outstanding:
Basic	10,879	21,777	10,812	21,638
Diluted	11,380	22,109	11,346	22,079
Cash dividend declared per share	$0.25	$0.50	$0.50	$1.00

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2018	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$311,732	$375,515
Marketable securities	37,121	39,288
Tuition receivable, net	55,694	47,340
Income tax receivable	—	10,518
Other current assets	15,814	17,660
Total current assets	420,361	490,321
Property and equipment, net	122,677	118,462
Right-of-use lease assets	—	97,484
Marketable securities, non-current	37,678	25,737
Intangible assets, net	328,344	300,678
Goodwill	732,540	732,104
Other assets	19,429	19,784
Total assets	$1,661,029	$1,784,570

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$85,979	$86,066
Income taxes payable	419	—
Contract liabilities	38,733	40,919
Lease liabilities	—	26,834
Total current liabilities	125,131	153,819
Deferred income tax liabilities	59,358	66,323
Lease liabilities, non-current	—	86,998
Other long-term liabilities	51,316	39,554
Total liabilities	235,805	346,694
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 21,743,498 and 21,948,563 shares issued and outstanding at December 31, 2018 and June 30, 2019, respectively	217	219
Additional paid-in capital	1,306,653	1,305,148
Accumulated other comprehensive income	32	449
Retained earnings	118,322	132,060
Total stockholders’ equity	1,425,224	1,437,876
Total liabilities and stockholders’ equity	$1,661,029	$1,784,570

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the six months ended June 30,
	2018	2019
Cash flows from operating activities:
Net income	$14,655	$35,909
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	131	167
Amortization of investment discount/premium	—	220
Depreciation and amortization	9,915	52,497
Deferred income taxes	(1,581)	9,909
Stock-based compensation	5,937	6,576
Impairment of intangible assets	6,185	—
Changes in assets and liabilities:
Tuition receivable, net	(2,916)	5,777
Other current assets	96	(1,304)
Other assets	(824)	64
Accounts payable and accrued expenses	1,363	229
Income taxes payable and income taxes receivable	(3,447)	(10,673)
Contract liabilities	2,768	4,778
Other long-term liabilities	(2,256)	(1,086)
Net cash provided by operating activities	30,026	103,063

Cash flows from investing activities:
Purchases of property and equipment	(8,596)	(18,859)
Purchases of marketable securities	—	(12,443)
Maturities of marketable securities	—	22,560
Other investments	—	(740)
Net cash used in investing activities	(8,596)	(9,482)

Cash flows from financing activities:
Common dividends paid	(5,778)	(22,194)
Taxes paid for stock awards	—	(7,607)
Net cash used in financing activities	(5,778)	(29,801)
Net increase in cash, cash equivalents, and restricted cash	15,652	63,780
Cash, cash equivalents, and restricted cash — beginning of period	156,448	312,237
Cash, cash equivalents, and restricted cash — end of period	$172,100	$376,017
Noncash transactions:
Purchases of property and equipment included in accounts payable	$1,252	$840

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2019	2018	2019
Revenues
Strayer University	$113,903	$128,911	$229,174	$256,969
Capella University	—	112,171	—	226,869
Non-Degree Programs	765	4,028	1,963	7,780
Consolidated revenues	$114,668	$245,110	$231,137	$491,618
Income (loss) from operations
Strayer University	$14,320	$24,606	$32,312	$49,579
Capella University	—	21,122	—	45,275
Non-Degree Programs	(1,127)	304	(2,444)	(503)
Amortization of intangible assets	—	(15,417)	—	(30,834)
Merger and integration costs	(2,824)	(3,019)	(8,171)	(10,198)
Impairment of intangible assets	(6,185)	—	(6,185)	—
Consolidated income from operations	$4,184	$27,596	$15,512	$53,319

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for income from operations, operating margin, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of its ongoing operations before the impact of certain items described below. These measures are Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company, (2) transaction and integration costs associated with the Company’s merger with Capella Education Company, (3) goodwill and intangible asset impairment charges related to the Company’s acquisition of the New York Code and Design Academy, (4) income recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing an adjusted effective income tax rate of 27.5% for 2018 and 2019. We define EBITDA as net income before the provision for income taxes, other income, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude the amounts in (2) and (3) above, stock-based compensation expense, and adjustments to the value of purchase consideration related to the Company’s acquisition of the New York Code and Design Academy. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS (in thousands, except per share data)

		For the three months ended June 30, 2018
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Impairment of intangible assets(3)	Income from other investments (4)	Tax adjustments (5)	As Adjusted (Non-GAAP)
Income from operations	$4,184	$—	$2,824	$6,185	$—	$—	$13,193
Operating margin	3.6%						11.5%
Other income, net	447	—	—	—	—	—	447
Income before income taxes	4,631	—	2,824	6,185	—	—	13,640
(Benefit) provision for income taxes	(557)	—	—	—	—	4,308	3,751
Net income	$5,188	$—	$2,824	$6,185	$—	$(4,308)	$9,889
Earnings per share:
Basic	$0.48						$0.91
Diluted	$0.46						$0.87
Weighted average shares outstanding:
Basic	10,879						10,879
Diluted	11,380						11,380
		For the three months ended June 30, 2019
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Impairment of intangible assets(3)	Income from other investments (4)	Tax Adjustments (5)	As Adjusted (Non-GAAP)
Income from operations	$27,596	$15,417	$3,019	$—	$—	$—	$46,032
Operating margin	11.3%						18.8%
Other income, net	4,125	—	—	—	(1,605)	—	2,520
Income before income taxes	31,721	15,417	3,019	—	(1,605)	—	48,552
Provision for income taxes	7,312	—	—	—	—	6,040	13,352
Net income	$24,409	$15,417	$3,019	$—	$(1,605)	$(6,040)	$35,200
Earnings per share:
Basic	$1.12						$1.62
Diluted	$1.10						$1.59
Weighted average shares outstanding:
Basic	21,777						21,777
Diluted	22,109						22,109
(1)	Reflects amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(3)	Reflects impairment of goodwill and intangible assets related to the Company’s acquisition of the New York Code and Design Academy.
(4)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective tax rate of 27.5% for the three months ended June 30, 2018 and 2019.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2019	2018	2019
Revenues:
Strayer University	$113,903	$128,911	$229,174	$256,969
Capella University	—	112,171	—	226,869
Non-Degree Programs	765	4,028	1,963	7,780
Consolidated revenues	$114,668	$245,110	$231,137	$491,618

Income (loss) from operations:
Strayer University	$14,320	$24,606	$32,312	$49,579
Capella University	—	21,122	—	45,275
Non-Degree Programs	(1,127)	304	(2,444)	(503)
Amortization of intangible assets	—	(15,417)	—	(30,834)
Merger and integration costs	(2,824)	(3,019)	(8,171)	(10,198)
Impairment of intangible assets	(6,185)	—	(6,185)	—
Consolidated income from operations	4,184	27,596	15,512	53,319

Adjustments to consolidated income from operations:
Amortization of intangible assets	—	15,417	—	30,834
Merger and integration costs	2,824	3,019	8,171	10,198
Impairment of intangible assets	6,185	—	6,185	—
Total adjustments to consolidated income from operations	9,009	18,436	14,356	41,032

Adjusted income from operations by segment:
Strayer University	14,320	24,606	32,312	49,579
Capella University	—	21,122	—	45,275
Non-Degree Programs	(1,127)	304	(2,444)	(503)
Total adjusted income from operations by segment	$13,193	$46,032	$29,868	$94,351

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended
	June 30,
	2018	2019
Net income	$5,188	$24,409
Provision (benefit) for income taxes	(557)	7,312
Other income	(447)	(4,125)
Depreciation and amortization	4,881	26,514
EBITDA (1)	9,065	54,110
Stock-based compensation	3,249	3,155
Merger and integration costs (2)	2,824	3,019
Impairment of intangible assets and fair value adjustments (3)	6,567	—
Adjusted EBITDA (1)	$21,705	$60,284
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company. Includes $0.4 million of stock-based compensation expense for the three months ended June 30, 2019.

(3)

Reflects adjustments to the value of purchase consideration and goodwill and intangible asset impairment charges related to the Company’s acquisition of The New York Code and Design Academy, Inc. for the three months ended June 30, 2018.

Contacts

Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com